UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-41459	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

4 Landmark Square
Stamford,	Connecticut		06901
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On May 30, 2023, the Registrant held its annual meeting of stockholders. At such annual meeting, as further described in Item 5.07 below, stockholders of the Registrant approved the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Second Amended and Restated Plan”).

The purpose of the Second Amended and Restated Plan is to promote the long-term success of the Registrant and the creation of stockholder value by (a) encouraging officers, other key employees and outside directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, other key employees and outside directors with exceptional qualifications, and (c) linking officers, other key employees and outside directors directly to stockholder interests through increased stock ownership. The Second Amended and Restated Plan provides for awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

The aggregate number of shares of common stock of the Registrant that are available for issuance pursuant to awards under the Second Amended and Restated Plan is 3,410,184, subject to adjustment as set forth in the Second Amended and Restated Plan.

The foregoing summary is qualified in its entirety by the full text of the Second Amended and Restated Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Following the approval of the Second Amended and Restated Plan by the stockholders of the Registrant at its annual meeting of stockholders on May 30, 2023, the Compensation Committee of the Board of Directors of the Registrant approved performance awards of restricted stock units to named executive officers and other executive officers of the Registrant under the Second Amended and Restated Plan consistent with its previous disclosure on equity based compensation contained in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2023, the Registrant held its annual meeting of stockholders. At such annual meeting, stockholders of the Registrant voted on the matters set forth below, and the final voting results for such matters are set forth below.

1.    Each of the three nominees for election to the Board of Directors of the Registrant was elected as a Director of the Company, to serve until the Registrant’s annual meeting of stockholders in 2026 and until his or her successor is duly elected and qualified, based upon the following votes:

		Withhold	Broker
Nominee	For	Authority	Non-Votes
Leigh J. Abramson	87,623,458	16,279,114	2,957,684
Robert B. Lewis	100,456,814	3,445,758	2,957,684
Niharika Ramdev	102,744,736	1,157,836	2,957,684

2.     The proposal to approve the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan was approved based upon the following votes:

For	102,542,927
Against	1,318,504
Abstain	41,141
Broker Non-Votes	2,957,684

3.    The proposal to ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved based upon the following votes:

For	105,617,665
Against	1,221,162
Abstain	21,429

4.    The non-binding advisory vote to approve the compensation of the Named Executive Officers of the Registrant received the following votes:

For	99,064,244
Against	4,809,809
Abstain	28,519
Broker Non-Votes	2,957,684

5.    The non-binding advisory vote on the frequency of future advisory votes on the compensation of the Named Executive Officers of the Registrant received the following votes:

1 Year	101,090,037
2 Years	9,345
3 Years	2,780,402
Abstain	22,788
Broker Non-Votes	2,957,684

The Board of Directors of the Registrant recommended that stockholders vote, on an advisory basis, for every year as the frequency of future advisory votes on the compensation of Named Executive Officers of the Registrant. Based on the recommendation of the Board of Directors of the Registrant and taking into account the fact that the voting result for this matter is consistent with such recommendation, the Registrant will hold a non-binding advisory vote on the compensation of its Named Executive Officers every year at its annual meeting of stockholders until the next required non-binding advisory vote on the frequency of the same, which is no later than the Registrant's annual meeting of stockholders in 2029.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 filed with the Registrant’s Registration Statement on Form S-8 on May 30, 2023, Commission File No. 001-41459, Registration No. 333-272264)

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Executive Vice President, General
Counsel and Secretary

Date: May 30, 2023

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